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                                                                   EXHIBIT 10.23
                               VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of September 21, 1999, between Chemdex Corporation ("Chemdex"), a Delaware corporation, and the undersigned stockholder (the "Stockholder") of Promedix.com, Inc., a Delaware corporation ("Promedix").

                                   RECITALS

     A. Concurrently with the execution of this Agreement, Chemdex, Promedix and Popcorn Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of Chemdex ("Merger Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger (the "Merger") of Merger Sub with and into Promedix and the conversion of each outstanding share of Promedix's capital stock into shares of Chemdex Common Stock.

     B. As a condition to its willingness to enter into the Merger Agreement, Chemdex has requested that the Stockholder agree to certain matters regarding the retention and voting of the Shares (as defined below) in connection with the Merger.

                                   AGREEMENT

     The parties agree as follows:

     1.   Agreement to Retain Shares.
          --------------------------

          1.1  Transfer and Encumbrance.  The Stockholder agrees not to
               ------------------------
transfer, sell, exchange, pledge or otherwise dispose of or encumber (in each case, other than as a result of death) any shares of capital stock of Promedix owned or beneficially held by him (the "Shares") or New Shares, as defined in
Section 1.2 below, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, or (ii) the date on which the Merger Agreement shall be terminated in accordance with Section 9.1 thereof.

          1.2  Additional Purchases.  The Stockholder agrees that any shares of
               --------------------
capital stock of Promedix that such Stockholder shall purchase or with respect to which such Stockholder shall otherwise acquire beneficial ownership after the execution of this Agreement and prior to the Expiration Date (the "New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2.   Agreement to Vote Shares and Grant Proxy.  At every meeting of the
          ----------------------------------------
stockholders of Promedix called with respect to any of the following, and on every action or approval by written consent of the stockholders of Promedix with respect to any of the following, the Stockholder agrees to vote the Shares and any New Shares in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the

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Merger, including the manner in which the Escrow Fund under the Merger Agreement is to be established as contemplated by Section 2.2 and Article X of the Merger Agreement. The Stockholder further agrees not, directly or indirectly, to solicit or encourage any offer from any party concerning the possible disposition of all or any substantial portion of Promedix's business, assets or capital stock. In the event Promedix's board of directors does not call a meeting to approve the Merger, the Stockholder agrees to take all action necessary to call a meeting to approve the Merger or to approve the Merger by written consent. In order to effectuate the foregoing, the Stockholder does hereby constitute and appoint Chemdex, or any nominee of Chemdex, with full power of substitution, from the date hereof to the Expiration Date, as its true and lawful proxy, for and in its name, place and stead, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to Promedix, for the sole purpose of causing the Shares and any New Shares to be voted in the manner contemplated by this Section 2. The parties acknowledge that the proxy provided for here is irrevocable and coupled with an interest.

     3.   Representations, Warranties and Covenants of the Stockholder.  The
          ------------------------------------------------------------
Stockholder represents, warrants and covenants to Chemdex as follows:

          3.1  Ownership of Shares.  The Stockholder (together with such
               -------------------
Stockholder's spouse, if applicable) is the sole beneficial and record owner and holder of the Shares, which at the date hereof and at all times up until the Expiration Date, will be free and clear of any liens, claims, options, charges, security interests, equities, options, warrants, rights to purchase (including, without limitation, restrictions on rights of disposition other than those imposed by applicable securities laws), third party rights of any nature or other encumbrances; and (ii) does not own any shares of capital stock of Promedix other than the Shares.

          3.2  Authority; Due Execution.  The Stockholder has full power and
               ------------------------
authority to make, enter into and carry out the terms of this Agreement. The Stockholder has duly executed and delivered this Agreement and (assuming the due authorization, execution and delivery of this Agreement by Chemdex) this Agreement constitutes a valid and binding obligation of the Stockholder.

     4.   Representations, Warranties and Covenants of Chemdex.  Chemdex
          ----------------------------------------------------
represents, warrants and covenants to the Stockholder as follows:

          4.1  Due Authorization.  This Agreement has been authorized by all
               -----------------
necessary corporate action on the part of Chemdex and has been duly executed by a duly authorized officer of Chemdex.

          4.2  Validity; No Conflict.  This Agreement constitutes the legal,
               ---------------------
valid and binding obligation of Chemdex. Neither the execution of this Agreement by Chemdex nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which Chemdex is bound or by any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to Chemdex.

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     5.   Termination.  This Agreement shall terminate and shall have no further
          -----------
force or effect as of the Expiration Date.

     6.   Miscellaneous.
          -------------

          6.1  Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          6.2  Binding Effect and Assignment.  This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

          6.3  Amendments and Modification.  This Agreement may not be modified,
               ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          6.4  Specific Performance; Injunctive Relief.  The parties hereto
               ---------------------------------------
acknowledge that Chemdex will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Chemdex upon any such violation, Chemdex shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Chemdex at law or in equity.

          6.5  Governing Law.  This Agreement shall be governed by, construed
               -------------
and enforced in accordance with, the internal laws of the State of Delaware as such laws are applied to contracts entered into and to be performed entirely within Delaware.

          6.6  Entire Agreement.  This Agreement contains the entire
               ----------------
understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          6.7  Notices.  Any notice or other communication required or permitted
               -------
to be delivered under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile confirmation) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

     If to Chemdex:      Chemdex
                         3950 Fabian Way
                         Palo Alto, CA 94308

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                         Attention: Chief Executive Officer
                         Telephone No.: (650) 813-0300
                         Telecopy No.:  (650) 813-0304

     with a copy at the same address to the attention of the General Counsel and Secretary and with a copy to:

                         Venture Law Group
                         A Professional Corporation
                         2800 Sand Hill Road
                         Menlo Park, California 94025
                         Attention:  Steven J. Tonsfeldt
                         Telephone No.: (650) 854-4488
                         Telecopy No.:  (650) 233-8386

     If to Stockholder:

     at the address or facsimile phone number set forth below Stockholder's signature on the signature page hereof.

     With a copy to:     Orrick, Herrington & Sutcliffe LLP
                         1020 Marsh Road
                         Menlo Park, CA 94025
                         Attention: Geoffrey P. Leonard, Esq.
                         Telephone No.: (650) 614-7470
                         Telecopy No.:  (650) 614-7401

          6.8  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          6.9  Effect of Headings.  The section headings herein are for
               ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

          6.10 No Limitation on Actions of the Stockholder as Director.  In the
               -------------------------------------------------------
event the Stockholder is a director of Promedix, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Stockholder to take or in any way limit any action that the Stockholder may take to discharge the Stockholder's fiduciary duties as a director of Promedix.

                            [Signature Page Follows]

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          IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first written above.


                              CHEMDEX CORPORATION

                              By: /s/ David P. Perry
                                 ------------------------------------

                              Name: David Perry
                                   ----------------------------------

                              Title:      CEO
                                    ---------------------------------


                              STOCKHOLDER


                                   /s/ W.C Klintworth, Jr
                              ---------------------------------------


                              Name:         W.C Klintworth, Jr
                                   ----------------------------------

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          IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first written above.


                              CHEMDEX CORPORATION

                              By: ___________________________________

                              Name: _________________________________

                              Title: ________________________________


                              STOCKHOLDER


                                   /s/ Ed Kuklenske,
                              ---------------------------------------


                              Name:        Ed Kuklenske
                                   ----------------------------------

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          IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first written above.


                              CHEMDEX CORPORATION

                              By: ___________________________________

                              Name: _________________________________

                              Title: ________________________________


                              STOCKHOLDER


                                   /s/ Barrie Brewer,
                              ---------------------------------------


                              Name:       Barrie Brewer
                                   ----------------------------------

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          IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first written above.


                              CHEMDEX CORPORATION

                              By: __________________________________

                              Name: ________________________________

                              Title: _______________________________


                              STOCKHOLDER


                                   /s/ Peter Mills @ Ventures III, L.P
                              ----------------------------------------------


                              Name:          Peter Mills
                                   -----------------------------------------

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          IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first written above.


                              CHEMDEX CORPORATION

                              By: _______________________________

                              Name: _____________________________


                              Title: ____________________________



                              STOCKHOLDER


                                   /s/ J. Benear,
                              -----------------------------------


                              Name: John B. Benear
                                   ------------------------------

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